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                                                                      Exhibit 21


                      MITCHELL ENERGY & DEVELOPMENT CORP.
                                  SUBSIDIARIES


        Listings of the Company's major subsidiaries and partnership interests at January 31, 1995 follow. These entities, along with others which in the aggregate are not significant, are included in the financial statements appearing in the Company's Annual Report to Stockholders. Parent/subsidiary relationships are indicated by indentions. Except where otherwise indicated, each subsidiary is incorporated in Delaware and is 100% owned by its parent.

     CONSOLIDATED SUBSIDIARIES
     MND Energy Corporation
       Mitchell Energy Corporation
       Mitchell Gas Services, Inc. ("MGS")*
         Mitchell Marketing Company (Louisiana)

     The Woodlands Corporation (TWC)
       Mitchell Catamount, Inc. (Texas)
       Mitchell & Mitchell Investment Corp.
       Mitchell Mortgage Company (Texas)
       MND Hospitality, Inc.
       The Woodlands Investment Group, Inc.

     MND Service, Inc.
     The Woodlands Venture Capital Company

     PARTNERSHIP INTERESTS (accounted for on equity basis)
     Austin Chalk Natural Gas Marketing Services (45% owned by Mitchell
       Marketing Company)
     Bee County Joint Venture (50% owned by MGS)
     Belvieu Environmental Fuels (33.33% owned by MGS)
     Brooks-Hidalgo Pipeline System (50% owned by MGS)
     C&L Processors Partnership (50% owned by MGS)
     Cochran's Crossing - 94 Limited (50% owned by TWC)
     Ferguson-Burleson County Gas Gathering System (45% owned by MGS)
     The Fort Crockett Hotel Limited (50% owned by TWC)
     Gulf Coast Fractionators (38.75% owned by MGS)
     Lake Catamount Joint Venture (50% owned by Mitchell Catamount, Inc.) PC Retail-93 Limited Partnership (50% owned by TWC)
     Southwood Limited I (50% owned by TWC)
     The Woodlands Communications Network (50% owned by TWC)
     The Woodlands Mall Associates (50% owned by TWC)
     UP Bryan Plant (45% owned by MGS)
     Woodlands/Durham Enclave, Ltd. (49% owned by TWC,
       1% owned by The Woodlands Investment Group, Inc.)
     Woodlands Equity Partnership-89 (50% owned by TWC)

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*Does business as Liquid Energy Corporation and Southwestern Gas Pipeline, Inc.